Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of LF Capital Acquisition Corp. of our report dated February 21, 2018, except for the third paragraph of Note 3 and Note 4 as to which the date is May 18, 2018 relating to the financial statements of LF Capital Acquisition Corp., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

New York, New York

May 18, 2018